PRESS RELEASE

Clorox Board of Directors Unanimously Concludes Icahn’s Revised Proposal Is Inadequate and Not in the Best Interest of Stockholders

OAKLAND, Calif., July 26, 2011 – The Clorox Company (NYSE: CLX) today announced that the company’s board of directors, in consultation with its independent legal and financial advisers, has unanimously determined that the revised unsolicited, conditional proposal to acquire Clorox, received on July 20, 2011, from Icahn Enterprises L.P. (“Icahn”), substantially undervalues the company and is not credible.

The board reiterated that it is committed to continued stockholder value creation and regularly evaluates opportunities given the dynamic nature of the company’s industry. The board remains open to considering any credible plan to create significant stockholder value.

“Our board has carefully considered Mr. Icahn’s revised proposal and concluded that it is inadequate and unlikely to be completed,” said Lead Director Gary Michael. “The board also believes Mr. Icahn’s revised proposal lacks detail and contains significant conditionality.”

The board believes that a credible proposal must deliver compelling value and certainty. A credible proposal includes, among other things, a fully underwritten debt commitment and clearly identified and adequate equity capital that in the aggregate would be sufficient to complete a transaction. In addition, a credible proposal should contain sufficient detail to demonstrate that it provides market-standard provisions that assure certainty of completion.

Mr. Michael continued, “Our board believes that continuing to implement the company’s centennial strategy is the best path to deliver value to stockholders. Evidence that this strategy is providing significant value includes that Clorox’s three-year total stockholder return was 43 percent versus 10 percent for the S&P 500 and 34 percent for our comprehensive consumer packaged goods peer group,1 Clorox has returned more than $2.6 billion in cash to stockholders in the form of dividends and share repurchases since fiscal year 2006,2 and the company has doubled the dividend from $1.20 to $2.40 per diluted share in the past five years.”

“Clorox has leading brands that are well-positioned in their categories and continuing to gain market share,” said Chairman and CEO Don Knauss. “On an all-outlet retail basis, Clorox’s U.S. brands have gained significantly more market share than any other branded consumer products company, or private label, in our categories over the last three years.”3

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1 Stock price appreciation plus dividends July 1, 2008, through June 30, 2011. Peer companies: An average of 18 consumer packaged goods companies, including Clorox, used for financial benchmarking purposes. For more information on Clorox’s peer group, see www.TheCloroxCompany.com/investors.
2 July 1, 2006, through March 31, 2011.
3 Based on market share points for sales across all U.S. retail outlets in categories in which Clorox participates as measured by SymphonyIRI, including POS and panel data on a 52 week basis for three years ending June 26, 2011.

The text of the response letter sent to Mr. Icahn is set forth below:

Dear Mr. Icahn:

I am writing in response to your revised July 20, 2011, proposal.

Our board of directors, in consultation with our independent legal and financial advisers, has met and thoroughly evaluated your revised proposal. The board unanimously concluded the proposal substantially undervalues Clorox and is not credible.

In making this determination, the board noted that your proposal lacks detail and contains significant conditionality.

Our board believes that a credible proposal must deliver compelling value and certainty, and includes, among other things, a fully underwritten debt commitment and clearly identified and adequate equity capital that in the aggregate would be sufficient to complete a transaction. In addition, a credible proposal should contain sufficient detail to demonstrate that it provides market-standard provisions that assure certainty of completion.

Our board is committed to continued stockholder value creation and regularly evaluates opportunities given the dynamic nature of our industry.

We are always interested in the views and opinions of our stockholders, and our board remains open to considering any credible plan to create significant stockholder value.

We are confident our centennial strategy, including our focus on consumer megatrends and returning excess cash to stockholders, is the right path to continue creating superior value for our stockholders.

     Sincerely yours,

     /s/ Don Knauss

     Donald R. Knauss

Goldman, Sachs & Co. and J.P. Morgan Securities LLC are serving as financial advisers, and Wachtell, Lipton, Rosen & Katz is legal adviser.

The Clorox Company

The Clorox Company is a leading manufacturer and marketer of consumer products with 8,300 employees and fiscal year 2010 revenues of $5.2 billion. Clorox markets some of consumers' most trusted and recognized brand names, including its namesake bleach and cleaning products, Green Works® naturally derived home care products, Pine-Sol® cleaners, Poett® home care products, Fresh Step® cat litter, Kingsford® charcoal, Hidden Valley® and K C Masterpiece® dressings and sauces, Brita® water-filtration products, Glad® bags and wraps and containers, and Burt’s Bees® natural personal care products. Nearly 90 percent of Clorox Company brands hold the No. 1 or No. 2 market share positions in their categories. The company’s products are manufactured in more than two dozen countries and sold in more than 100 countries. Clorox is committed to making a positive difference in the communities where its employees work and live. Founded in 1980, The Clorox Company Foundation has awarded cash grants totaling more than $80 million to nonprofit organizations, schools and colleges. In fiscal year 2010 alone, the foundation awarded $3.5 million in cash grants, and Clorox made product donations valued at $8.8 million. For more information about Clorox, visit www.TheCloroxCompany.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), and such forward-looking statements involve risks and uncertainties. Except for historical information, matters discussed in this press release, including any statements about future results, stockholder value, volume, sales, costs, cost savings, earnings, cash flows, plans, objectives, expectations, growth, or profitability, are forward-looking statements based on management’s estimates, assumptions and projections. Words such as “will,” “could,” “may,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “path,” “continue” and variations on such words, and similar expressions, are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed in this press release. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report on Form 10-K for the fiscal year ended June 30, 2010, as updated from time to time in the company’s SEC filings. These factors include, but are not limited to: the company’s costs, including volatility and increases in commodity costs such as resin, diesel, chlor-alkali, sodium hypochlorite, agricultural commodities and other raw materials; the ability of the company to implement and generate expected savings from its programs to reduce costs; the success of the company’s strategies; risks relating to acquisitions, mergers, divestitures and joint ventures; the ability of the company to successfully manage risks inherent in litigation; the success of new products and the ability of the company to develop products that delight the consumer; consumer and customer reaction to price increases; competitive actions; unfavorable worldwide general economic and marketplace conditions and events; unfavorable political conditions in international markets and risks relating to international operations; risks relating to changes in the company’s capital structure, including risks related to the company’s ability to execute on share repurchase plans and the impact thereof on the company’s capital structure and earnings per share; risks arising from decreases in cash flow, whether resulting from declining sales, higher cost levels, tax payments, debt payments, share repurchases, interest cost increases greater than management’s expectations, or increases in debt or changes in credit ratings, or otherwise; business disruptions, costs and future events related to the unsolicited, conditional proposal made by Icahn; and the company’s ability to maintain its business reputation and the reputation of its brands.

The company’s forward-looking statements in this press release are based on management’s current views and assumptions regarding future events and speak only as of their dates. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Important Additional Information

The Clorox Company (“Clorox”), its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Clorox stockholders in connection with the matters to be considered at Clorox’s 2011 Annual Meeting. Clorox intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Clorox stockholders. CLOROX STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Clorox’s 2011 Annual Meeting. This information can also be found in Clorox’s Annual Report on Form 10-K for the year ended June 30, 2010, filed with the SEC on August 26, 2010, and in Clorox’s proxy statement for the 2010 Annual Meeting, filed with the SEC on October 1, 2010. To the extent holdings of Clorox securities have changed since the amounts printed in the proxy statement for the 2010 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Clorox with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at Clorox’s website at www.thecloroxcompany.com or by writing to Clorox at 1221 Broadway, Oakland, CA 94612.

Contacts

Media Relations
Kathryn Caulfield (510) 271-7209, kathryn.caulfield@clorox.com
Dan Staublin (510) 271-1622, dan.staublin@clorox.com

Joele Frank / Andrew Siegel / Andi Rose
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

Investor Relations
Steve Austenfeld (510) 271-2270, steve.austenfeld@clorox.com
Li-Mei Johnson (510) 271-3396, li-mei.johnson@clorox.com